EXHIBIT 22.5 - PROXY

ELECTRONIC SYSTEMS TECHNOLOGY, INC.
(509) 735-9092   415 N. QUAY STREET   KENNEWICK, WASHINGTON 99336

P The undersigned hereby revokes all previous proxies for his stock and R appoints T.L. Kirchner, with power of substitution, to represent and O to vote on behalf of the undersigned all of the shares of Electronic X Systems Technology, Inc. which the undersigned is entitled to vote at Y the Annual Meeting of the shareholders to be held at Cavanaugh's
  Motor Inn at Columbia Center, Kennewick, Washington on June 7, 1996 at 3:00 p.m. PDT, including any adjournments thereof.

1. Election of Directors

          Tom L. Kirchner

   For__________    Against__________    Abstain__________

          John H. Rector

   For__________    Against__________    Abstain__________



TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

_______________________________________________________________________
_______________________________________________________________________


2. To ratify Robert Moe & Associates, P.S. as independent auditors of the Corporation for the fiscal year ending December 31, 1996.

   For__________    Against__________    Abstain__________


3. To ratify and approve the issuance of Stock Option Bonuses to certain officers, directors and employees.

   For__________    Against__________    Abstain__________


4. To ratify and approve adoption of the 1996 Stock Option Plan.

   For__________    Against__________    Abstain__________


5. In his discretion the proxy is hereby authorized to vote upon such other matters as may properly come before the meeting.

   For__________    Against__________    Abstain__________




(To be signed on the other side.)
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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.  WHEN
PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5.

Please sign exactly as your name appears on the proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee, or guardian, please give title as such. If a corporation, please sign in corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

__________________________________________
Signature

__________________________________________
Signature if held jointly

Date:_______________________

Please return this proxy in the envelope provided.

I will __________ or will not __________ attend the meeting.

(Over)
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APPENDIX:

Item no. 1: (graphic material not included in electronic filing format)

The above proxy was mailed to shareholders on two-sided, heavy stock, measuring 8.5 x 3.25 inches.